UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 7.01.  Regulation FD Disclosure

LabOne Signs National Agreement to Provide Testing for Humana Inc.

LabOne, Inc. (Nasdaq: LABS), announced today that it has signed an expanded, national agreement to provide laboratory testing services for Humana Inc. (NYSE: HUM). LabOne will provide its full laboratory services, including its widening esoteric menu, to Humana's health plan membership and contracted physicians in Humana's Midwest region. Specific terms of the agreement were not disclosed.

Under this agreement, LabOne will now become a provider for all Humana product lines. This will enable Humana's membership and physicians alike to access LabOne's high quality clinical and anatomic pathology services.

"This agreement is an important step in our continued efforts to expand our provider network with national insurers," said W. Thomas Grant II, chairman, president and CEO of LabOne. "We are pleased to be able to expand our customer base and geographic reach through relationships with key managed care companies like Humana."

"The testing services that LabOne provides are an integral part of many treatment regimens," said Freda Hogan, Humana's director of national contracting. "We're pleased to announce this new agreement, which adds to our commitment to make our provider network one of the most comprehensive network offerings in the country."

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: September 1, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer